KEY TECHNOLOGY, INC.

                                       AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                WARRANT AGREEMENT

                               DATED JULY 12, 2000

                                WARRANT AGREEMENT



            WARRANT AGREEMENT, dated as of July 12, 2000, by and between KEY TECHNOLOGY, INC., an Oregon corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as warrant and transfer agent (hereinafter called the "Warrant Agent").

            WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated February 15, 2000 between the Company and Advanced Machine Vision Corporation ("AMVC") and KTC Acquisition Corp. ("Sub"), as amended on February 25, 2000 (the "Merger Agreement"), the parties have agreed that Sub shall merge into AMVC and in connection therewith the shareholders of AMVC shall receive in exchange cash, shares of the Company's Series B Convertible Preferred Stock, $0.01 par value and warrants to purchase Common Stock (the "Warrants");

            WHEREAS, the Company desires to appoint the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants, and the Warrant Agent is willing to accept such appointment.

            NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

   1.    Appointment of Warrant Agent.
         -----------------------------

            The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth herein, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

   2.    Certain Definitions.
         --------------------

            As used herein, the following terms shall have the following meanings:

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Washington or the State of New Jersey are authorized or obligated by law or executive order to close.

            "CLOSING PRICE" means the closing price per share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the Nasdaq National Market or if not listed or traded on any such exchange or the Nasdaq National Market, the average of the last bid and asked prices per share on the Nasdaq over-the-counter system or, if such quotations are not available, the fair market value as reasonably determined by the board of directors of the Company or any committee of such board.




Warrant Agreement
Page 1

            "COMMISSION" means the Securities and Exchange Commission or any successor governmental organization or entity responsible for administration of the Securities Act.

            "COMMON STOCK" means (i) the class of stock designated as the Common Stock, $0.01 par value per share, of the Company, on the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Unless the context requires otherwise, all references to Common Stock and Warrant Shares in this Agreement and in the Warrant Certificates shall, in the event of an adjustment pursuant to
Section 12 hereof, be deemed to refer also to any other securities or property then issuable upon exercise of the Warrants as a result of such adjustment.

            "ELIGIBLE INSTITUTION" shall have the meaning set forth in Section
8.2 hereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXERCISE PRICE" shall have the meaning set forth in Section 5.2 hereof.

            "EXERCISE PERIOD" means the period during which the Warrants may be exercised as set forth in Section 5.1 hereof.

            "EXPIRATION DATE" shall mean, as to each Warrant, 5:00 p.m., Pacific Standard Time, on July 11, 2005 or such earlier date as the Warrants shall be redeemed pursuant to Section 16 hereof; provided that if such date shall in the State of Oregon be a holiday or a day on which banks are authorized or required to close, then 5:00 p.m., Pacific Standard Time on the next following day which in the State of Oregon is neither a holiday nor a day on which banks are authorized or required to close.

            "HOLDERS" shall have the meaning set forth in Section 4.2 hereof.

            "NASD" means the National Association of Securities Dealers, Inc.

            "REDEMPTION DATE" shall have the meaning set forth in Section 16.3 hereof.

            "REDEMPTION NOTICE" shall have the meaning set forth in Section 16.2 hereof.

            "REDEMPTION PRICE" shall mean the price at which a Holder may, at its option in accordance with the terms hereof, require the Company to redeem the Warrants, or the Company, may at its option in accordance with the terms hereof, redeem the Warrants, which price, in each case, shall be $10.00 per whole share of Common Stock purchasable upon exercise of such Warrants.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.




Warrant Agreement
Page 2

            "WARRANT CERTIFICATE" shall have the meaning set forth in Section
3.1 hereof.

            "WARRANT REGISTER" means the books and records kept by the Warrant Agent for the registration, and the registration of transfer, of the Warrant Certificates in which shall be registered the names and addresses of Holders of Warrants evidenced by Warrant Certificates in registered form and the certificate numbers and denominations of such Warrant Certificates.

            "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of a Warrant.

   3.    Form of Warrant Certificate.
         ----------------------------

            3.1 The certificates evidencing the Warrants (the "Warrant Certificates"), and the forms of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof, shall be substantially in the form set forth in Exhibit A hereto and may have such letters, numbers or other
                  ---------
marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company reasonably deems appropriate (but which do not affect the rights or duties of the Warrant Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, any rule or regulation related thereto, or with any rule or regulation of the NASD, the Nasdaq National Market or any securities exchange on which the Warrants may from time to time be listed.

            3.2 Each Warrant shall entitle the Holder thereof to purchase the number of Warrant Shares set forth on the face of each Warrant Certificate upon the exercise thereof at the applicable Exercise Price, subject to adjustment as provided in Section 12 hereof, during the Exercise Period; provided, however,
                                                           --------  -------
that the Warrants are exercisable only for whole shares; cash will be paid in lieu of fractional shares in accordance with Section 5.5 hereof. Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or any officer of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrants shall be dated as of the date of their initial issue.

   4.    Registration and Countersignature.
         ----------------------------------

            4.1 The Warrant Agent shall maintain the Warrant Register. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be so countersigned, however, by the Warrant Agent and shall be delivered by the Warrant Agent, notwithstanding whether the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.




Warrant Agreement
Page 3

            4.2 Prior to due presentment for registration or transfer of the Warrant Certificates, the Company and the Warrant Agent may deem and treat the registered holder (a "Holder") thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing made thereon by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   5.    Duration and Exercise of Warrants.
         ----------------------------------

            5.1 Each Warrant may be exercised by the Holder thereof at any time on or after the date hereof, but not after the Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void.

            5.2 Subject to the provisions of this Agreement, the Holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) the number (rounded down to the nearest whole number) of fully paid and nonassessable Warrant Shares set forth on such Holder's Warrant Certificate (or such number of Warrant Shares as may result from adjustments made from time to time as provided in this Agreement) at the price per share of $15.00 in lawful money of the United States of America (such exercise price per Warrant Share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of the Warrant Certificates to the Company at the office of the Warrant Agent designated by the Warrant Agent for such purpose with the exercise form on the reverse thereof duly and properly completed and signed by the Holder or Holders thereof or by a duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an Eligible Institution (as defined in Section 8.2 hereof) and (ii) payment, in lawful money of the United States of America, of the Exercise Price for the Warrant Share or Warrant Shares in respect of which such Warrant is then exercised. The Exercise Price payable upon exercise of any Warrant may be paid only by certified or, at the option of the Holder, official bank check payable to the order of the Company, or, in the alternative, if the Closing Price of one share of the Company's Common Stock is greater than the Exercise Price on the date of surrender of the Warrant for exercise, in lieu of exercising the Warrant for cash, a Holder may exercise all or any part of the Warrant on a "cashless" basis by providing written notice to the Warrant Agent of its intention to do so, together with the properly endorsed Form of Subscription and stating the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive upon such exercise pursuant to this Section 5.2 shall be equal to the number that is obtained when the product of the Maximum Number and the difference between the Closing Price per share on the date of surrender of the Warrant and the Exercise Price is divided by the Closing Price per share. Upon request of the Warrant Agent, the Company shall promptly inform in writing the Warrant Agent of the number of shares of Common Stock that may be delivered to a Holder upon a "cashless" exercise, and the Warrant Agent shall incur no liability and shall be fully protected in relying on such information provided to it by the Company. The Warrant Agent shall have no obligation to take any action under this Section with respect to a "cashless" exercise, nor shall it incur any liability for failing to take any such action, if it has not received all such relevant information requested regarding such "cashless" exercise from the




Warrant Agreement
Page 4

Company. Upon surrender of the Warrant Certificate, and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrant and in such name or names as such Holder may designate, a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of such Warrant, together with a check in the amount of the value of any fraction of a Warrant Share issuable upon such surrender pursuant to Section 5.5 hereof. The Warrant Agent shall deliver on a weekly basis all funds received upon exercise of the Warrants to the Company, 150 Avery Street, Walla Walla, Washington 99362,
Attention: Thomas C. Madsen, President.

            5.3 Each person in whose name any certificate for Warrant Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 9 hereof) was made; provided, however, that if the date of such surrender and payment is a date upon
--------  -------
which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

            5.4 In the event that, during the Exercise Period, fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate, duly executed by the Company, will be issued for the remaining number of Warrant Shares purchasable pursuant to the Warrant Certificate so surrendered, and the Warrant Agent shall countersign and deliver such new Warrant Certificate to the Holder of such unexercised Warrants pursuant to the provisions of this Section 5 and of Section 4 hereof.

            5.5 No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the exercise of a Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest multiplied by the sum of $10.00. The Warrant Agent shall have no duty or obligation with regard to the payment, calculation or valuation of fractional shares unless and until it has received written instructions from the Company regarding fractional shares and the Company has otherwise complied with Section 18.2.4(C) of this Agreement.

            5.6 The number of Warrant Shares to be received upon the exercise of a Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

            5.7 Warrants not exercised on or prior to the Expiration Date shall become void and all rights in respect thereof shall cease as of such time.

   6.    Reservation of Warrant Shares; Stock Certificates.
         --------------------------------------------------

            The Company shall at all times reserve, for issuance and delivery upon exercise of the Warrants, such number of Warrant Shares or other shares of capital stock of the Company as may be issuable from time to time upon exercise of the Warrants. All such shares shall be duly




Warrant Agreement
Page 5
authorized and, when issued upon such exercise and receipt by the Company of payment in full of the Exercise Price, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. The Warrant Agent is hereby irrevocably authorized to requisition, from time to time from the transfer agent for the Common Stock, stock certificates issuable upon exercise of outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon exercise shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company or otherwise disposed of in a manner satisfactory to the Company. Unless all Warrants shall have been exercised prior to 5:00 p.m., Pacific Standard Time, on the Expiration Date, the Warrant Agent shall certify to the Company, as of the close of business on the Expiration Date, the total aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. The Company shall keep a copy of this Agreement on file with its transfer agent and with every transfer agent for any shares of Common Stock.

   7.    Transfer and Registration of the Warrants and Warrant Shares.
         -------------------------------------------------------------

            7.1 The Warrants and the Warrant Shares, and any interest in either, may be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, only in accordance with Section 8 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.

            7.2 The Warrants and the Warrant Shares have been registered under the Securities Act pursuant to a registration statement on Form S-4 (File No. 333-36920) declared effective under the Securities Act (the "Registration Statement"). The Company covenants and agrees:

                 7.2.1 it will prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective through the termination of the Exercise Period or until such earlier time as no Warrants remain outstanding;

                 7.2.2 as expeditiously as possible, to register or qualify the Warrants and the Warrant Shares under the securities or "Blue Sky" laws of each jurisdiction in which such registration or qualification is necessary; and

                 7.2.3 to pay all expenses incurred by the Company in complying with this Section 7.2, including, without limitation (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for the Company, (D) all NASD and "Blue Sky" fees and expenses (including fees and expenses of counsel in connection with any "Blue Sky" surveys) and (E) the entire expense of any special audits incident to or required in connection with any such registration.




Warrant Agreement
Page 6

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   8.    Exchange, Transfer of Assignment of Warrants.
         ---------------------------------------------

            8.1 Warrants may be exchanged, at the option of the Holder thereof, upon presentation and surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrants, for other Warrant Certificates of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares as did such surrendered Warrant Certificate. Subject to the preceding sentence, a Warrant Certificate may be divided or combined with other Warrant Certificates that carry the same rights upon presentation thereof at the office of the Warrant Agent, together with written notice signed by the Holder or Holders thereof specifying the names and denominations in which new Warrant Certificates are to be issued.

            8.2 Warrants may be assigned or transferred, at the option of the Holder thereof, upon surrender of the Warrant Certificates evidencing such Warrants to the Warrant Agent, accompanied (if so required by the Company or the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent, duly and properly executed by such Holder or by a duly authorized representative or attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or a dealer that is a member of the NASD or by a member of a national securities exchange (any such entity, an "Eligible Institution"). Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time or otherwise disposed of by the Warrant Agent in a manner satisfactory to the Company.

            8.3 Any transfer, exchange or assignment of Warrants (including any new Warrants issued pursuant to Section 10 hereof) shall be without charge (other than the cost of any transfer tax or governmental charge) to the Holder and any new Warrant or Warrants issued pursuant to this Section 8 shall be dated the date hereof.

   9.    Payment of Taxes.
         -----------------

            The Company shall pay all documentary stamp taxes attributable to the original issuance of the Warrants and of Warrant Shares; provided, however,
                                                             --------  -------
that the Company shall not be required to (a) pay any tax or other governmental charge which may be payable in respect of any transfer involving the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant or (b) issue or deliver any certificate for Warrant Shares upon the exercise of any Warrants until any such tax or charge required to be paid under clause (a) shall have been paid, all such tax or charge being payable by the Holder of such Warrant at the time of surrender.

   10.   Mutilated or Missing Warrant Certificates.
         ------------------------------------------

            In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent may countersign and deliver, upon the request of the Holder of the Warrants evidenced by such Warrant Certificate, in




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Page 7
exchange for and upon cancellation of any such mutilated Warrant Certificate, or in substitution for any such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and evidencing the same number of Warrant Shares as were evidenced by such mutilated, lost, stolen or destroyed Warrant Certificate, but only upon receipt of evidence satisfactory to the Company or the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity, if requested, satisfactory to the Company or the Warrant Agent, as the case may be. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly mutilated, lost, stolen or destroyed Warrant Certificate shall be enforceable by any person at any time thereafter.

   11.   No Stock Rights; Limitation of Liability.
         -----------------------------------------

            No Holder of any Warrant shall, by virtue thereof, be entitled to the rights of a shareholder of the Company, unless and until exercise of such Warrant has occurred. No provisions of any Warrant or of this Agreement, in the absence of affirmative action by the Holder of any such Warrant to exercise such Warrant, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

   12.   Antidilution Provisions.
         ------------------------

            12.1 The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of a Warrant shall be subject to change or adjustment from time to time as follows:

                 12.1.1 Stock Splits. If at any time during the Exercise Period
                        ------------
the number of outstanding shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock immediately after the effective date of such subdivision or split-up, the number of shares to be delivered upon exercise of any Warrant will be appropriately increased so that each Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 12.1.1 shall be deemed to be the effective date thereof.

                 12.1.2 Combination of Stock. If the number of shares of Common
                        --------------------
Stock outstanding at any time during the Exercise Period is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of any Warrant shall be appropriately decreased so that the Holder of such Warrant thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price shall be appropriately adjusted.




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

                 12.1.3 No Adjustments to Exercise Price. No adjustment of the
                        --------------------------------
Exercise Price in accordance with the provisions of paragraphs 12.1.1 or 12.1.2 above shall be made in an amount of less than $0.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                 12.1.4 Readjustments, Etc.. If an adjustment is made under
                        -------------------
paragraphs 12.1.1 or 12.1.2 above, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the Exercise Price and the number of Warrant Shares that were in effect immediately prior to the record date for such event.

            12.2 No Impairment; Certain Events.
                 -----------------------------

                 12.2.1 The Company shall not, by amendment of its articles of incorporation or through any reorganization, reclassification, consolidation, merger, sale, lease or transfer of assets, issuance or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 12 by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

                 12.2.2 If any event occurs as to which the provisions of
Section 12.1 are not strictly applicable but with respect to which, in the reasonable, good faith opinion of the Company, an adjustment of the Exercise Price, and the number of Warrant Shares issuable upon the exercise of a Warrant, would fairly protect the exercise rights of the Holders in accordance with the basic intent and principles of such provisions or as to which an adjustment pursuant to such provisions, if strictly applied, would not fairly protect the purchase rights of the Holders in accordance with the basic intent and principles of such provisions, then the Company shall make any computation required under this Section 12.2.2 with respect to any such adjustment on a basis consistent with the basic intent and principles established by the provisions of this Section 12, necessary to preserve, without dilution, the exercise rights of the Holders. The Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which firm shall review the computation of the Company prepared pursuant to this Section 12.2.2 and prepare a report signed by such firm, which shall be provided to the Company and which shall acknowledge that the adjustment calculation prepared by the Company is arithmetically correct. Such report shall be conclusive evidence of the correctness of the computation made under this Section 12.2.2. Upon receipt of such report, the Company shall forthwith cause to be made, or shall act to prevent, the adjustments described in such calculation.

   13.   Officer's Certificate.
         ----------------------

            Whenever the number of Warrant Shares that may be purchased upon exercise of the Warrant is adjusted as required by the provisions of this Agreement, the Company shall file forthwith with the Warrant Agent and with its Secretary or Assistant Secretary at its principal office an officer's certificate indicating the adjusted number of Warrant Shares that may be




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Page 9
purchased upon exercise of a Warrant and the adjusted Exercise Price, determined as herein provided, and setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders. The Company shall, forthwith after each such adjustment, cause a copy of such officer's certificate to be mailed to the Holders. The Warrant Agent may rely on such certificate without further inquiry and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

   14.   Notice of Certain Events.
         -------------------------

            In the event that, at any time during the Exercise Period:

            14.1 The Company shall pay any dividend on Common Stock that is payable in stock, or make any distribution (other than regular cash dividends) to the holders of Common Stock;

            14.2 There shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            14.3 There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

            Then, the Company will cause to be mailed to the Holder by first-class mail, postage prepaid, addressed to such Holder at the address appearing in the Warrant Register, (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which a shareholder shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which shareholders shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or conversion, as the case may be.

   15.   Listing on Securities Exchanges.
         --------------------------------

            15.1 Except as otherwise provided in Section 15.2, the Company will, within 120 days of the issue date of the Warrants, list on each national securities exchange or, if not so listed, will list for quotation on the Nasdaq National Market, or such other over-the-counter quotation system on which any Common Stock or Warrants may at any time be listed, all Warrants and shares of the Common Stock from time to time issuable upon the exercise of the Warrants, and will maintain such listing so long as any Warrants or other shares of Common Stock are so listed; and the Company shall so list on each national securities exchange or the Nasdaq National Market, or such other over-the-counter quotation system, and shall maintain




Warrant Agreement
Page 10
such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are listed on such national securities exchange or are traded on the Nasdaq National Market or such over-the-counter quotation system. Any such listing or quotation will be at the Company's expense.

            15.2 The Company shall not be obligated or required to maintain the listing or quotation of the Warrants under Section 15.1 above, and shall, in its sole discretion, withdraw such listing or quotation when the number of shares of Common Stock purchasable under all outstanding Warrants falls below 100,000 shares.

   16.   Rights of Redemption.
         ---------------------

            16.1 A Holder shall at all times prior to the Expiration Date, and except to the extent exercised, have the right to require the Company to redeem the Warrant at the Redemption Price. To exercise the right of redemption, a Holder must surrender the Warrant, duly and properly endorsed by such Holder or by a duly authorized representative or attorney, such signature to be guaranteed by an Eligible Institution, to the Company's Warrant Agent, together with the completed form of redemption notice attached thereto.

            16.2 The Warrants shall be redeemable by and at the option of the Company at the Redemption Price at any time when the number of shares of Common Stock purchasable upon exercise of all outstanding Warrants is less than 100,000 shares, whether occurring by exercise or redemption, or both. If the Company desires to exercise its right to redeem the remaining outstanding Warrants, it shall instruct the Warrant Agent to mail, upon receipt by the Warrant Agent of such form of notice, a notice of redemption (the "Redemption Notice") to each of the Holders of the Warrants to be redeemed, by first class, postage prepaid, not later than the thirtieth Business Day before the date fixed for redemption, at his or its last address as it shall appear on the Warrant Register of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

            16.3 The Redemption Notice shall specify (i) the Redemption Price,
(ii) the date fixed for redemption (the "Redemption Date"), (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m., Pacific Standard Time on the Business Day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            16.4 Any right to exercise a Warrant shall terminate at 5:00 p.m., Pacific Standard Time on the Business Day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.




Warrant Agreement
Page 11

            16.5 From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of such Warrants. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become null and void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease. If the Company shall purchase or acquire any Warrant or Warrants by redemption, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired.

   17.   Availability of Information.
         ----------------------------

            The Company will comply with all applicable periodic public information reporting requirements of the Commission to which it may from time to time be subject.

   18.   Warrant Agent.
         --------------

            18.1 Merger, Consolidation or Change of Name of Warrant Agent.

                 18.1.1 Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that
                                                      --------  -------
such successor entity must be otherwise eligible for appointment as a Warrant Agent hereunder. In the event that at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of such predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in the event that at the time of such succession any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of such predecessor Warrant Agent or in the name of such successor Warrant Agent; and in any event, all such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this Agreement.

                 18.1.2 In the case that at any time the name of the Warrant Agent shall be changed and at such time one or more of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; in the event that at that time one or more of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in such Warrant Certificates and in this Agreement.




Warrant Agreement
Page 12

            18.2 Duties of Warrant Agent. The Warrant Agent undertakes only the
                 -----------------------
duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by which the Holders, by their acceptance of Warrants, and the Company, shall be bound:

                 18.2.1 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants to be complied with by the Company that are contained in this Agreement or in the Warrant Certificates.

                 18.2.2 The Warrant Agent may consult at any time with counsel satisfactory thereto, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by the Warrant Agent hereunder in accordance with the opinion or the advice of such counsel, provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel. Whenever in the performance of its duties hereunder the Warrant Agent is unsure of or has questions as to what action it is required to take under this Warrant Agreement, the Warrant Agent shall promptly seek clarification thereof from the Company, and the Warrant Agent shall be fully protected and incur no liability in not taking any such action prior to receiving a written response from the Company.

                 18.2.3 The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the party or parties thereto.

                 18.2.4 The Company shall (A) pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the preparation, execution, delivery, amendment and administration of this Agreement and the exercise and performance of its duties hereunder, (B) reimburse the Warrant Agent for all expenses, disbursements, counsel fees, taxes (other than taxes based on such Warrant Agent's net income), governmental charges, and other charges of any kind and nature, incurred by the Warrant Agent in the performance of this Agreement, (C) if the Warrant Agent has been instructed in writing to pay out fractional shares, advance to the Warrant Agent, upon request, funds to pay cash in lieu of fractional shares of Common Stock issuable upon exercise of Warrants and (D) indemnify the Warrant Agent and save it harmless against any and all losses, damages, judgments, fines, penalties, claims, demands, settlements, costs, expenses or liabilities, including counsel fees, arising out of or in connection with its agency under this Agreement, except as a result of its negligence or bad faith. In no case shall the Warrant Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

                 18.2.5 The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve the incurrence by the Warrant Agent of expenses unless the Company or one or more Holders shall have furnished the Warrant Agent with security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the




Warrant Agreement
Page 13

Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                 18.2.6 The Warrant Agent and any shareholder, affiliate, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become interested in any transaction in which the Company may be interested or contract with or lend money or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                 18.2.7 The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any actions which it may take, suffer or refrain from taking, in connection with this Agreement, except as result from its own gross negligence or bad faith.

                 18.2.8 The Warrant Agent shall make copies of this Agreement
available for inspection at its offices at              during normal business
                                           ------------
hours and shall provide copies to Holders upon their written request.

            18.3 Change of Warrant Agent. The Warrant Agent may resign and be
                 -----------------------
discharged from its duties under this Agreement by providing 45 days' written notice to the Company, and the Company upon 45 days' notice may discharge and terminate the Warrant Agent, and in either instance the Warrant Agent shall send written notice, sent at the Company's expense by first-class mail, postage prepaid, to each Holder at such Holder's address appearing in the Warrant Register, which notice shall specify a date when such termination of services shall take effect and which shall be sent at least two weeks prior to the date so specified. In all events that the Warrant Agent will cease to act as Warrant Agent hereunder, the Company shall appoint a successor thereto. If the Company shall fail to make such appointment within a period of 30 days after termination of services by the Warrant Agent or by any Holder (which Holder shall, with such notice, submit Warrant Certificates held thereby for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by a court, the duties of the Warrant Agent shall be carried out by the Company. After such appointment, the successor Warrant Agent shall be vested with such powers, rights, duties and responsibilities as such Warrant Agent would have been vested had such Warrant Agent been named originally as Warrant Agent hereunder, without further act or deed. Upon payment in full of all amounts owed to the former Warrant Agent, the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by such former Warrant Agent hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary therefor. Failure to provide any notice called for in this
Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a successor Warrant Agent.




Warrant Agreement
Page 14

   19.   Identity of New Transfer Agent.
         -------------------------------

            Forthwith upon the appointment after the date hereof of any new transfer agent for the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

   20.   Successors.
         -----------

            All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or any of the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

   21.   Termination.
         ------------

            This Agreement shall terminate at 5 p.m., Pacific Standard Time, on the Expiration Date except that the Warrant Agent shall account to the Company for all cash held by it at 5 p.m., Pacific Standard Time, on such Expiration Date.

   22.   Headings.
         ---------

            The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

   23.   Amendments.
         -----------

            This Agreement may be amended only by both (i) the written consent of the Company and (ii) the affirmative vote or the written consent of Holders holding not less than a majority in interest of the then outstanding Warrants; provided, however, that, except as expressly provided herein, this Agreement may
--------  -------
not be amended to change (a) the Exercise Price, (b) the Exercise Period, (c) the Redemption Price, (d) the number or type of securities to be issued upon the exercise of the Warrants, (e) the provisions of this Section 23, without the consent of each Holder, or (f) any provisions which affect the rights, duties or obligations of the Warrant Agent without the consent of the Warrant Agent.

   24.   Counterparts.
         -------------

            This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

   25.   Notices.
         --------

            Any notice required by the provisions of this Agreement to be provided to the Company by the Warrant Agent or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:




Warrant Agreement
Page 15

                  Key Technology, Inc.
                  150 Avery Street
                  Walla Walla, WA  99362
                  Attention:  Corporate Secretary

            Any notice required by the provisions of this Agreement to be provided to the Warrant Agent by the Company or by any Holder shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company or notice of the address of a successor Warrant Agent is provided pursuant to this Agreement) as follows:

                  ChaseMellon Shareholder Services, L.L.C.
                  520 Pike Street, Suite 1220
                  Seattle, WA  98101
                  Attn:  Relationship Manager

            Any notice required by the provisions of this Agreement to be provided to any Holder by the Company or by the Warrant Agent shall be deemed given if deposited in the United States mail, first class postage prepaid, addressed to such Holder at its address set forth in the Warrant Register. Any notice given in conformity with this Section 25 shall be deemed effective three days after mailing.

   26.   Benefits of this Agreement.
         ---------------------------

            Nothing in this Agreement shall be construed to give to any person or corporation, other than the Company, the Warrant Agent and the Holders, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

   27.   Governing Law.
         --------------

            This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws; provided, however, that all provisions regarding the rights, duties and obligations of the Warrant Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.














Warrant Agreement
Page 16

            IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be signed by its duly authorized officers.

                              KEY TECHNOLOGY, INC.


                              By /s/Thomas C. Madsen
                                 ------------------------------
                              Name Thomas C. Madsen
                                   ----------------------------
                              Title Chairman, President, CEO
                                    ---------------------------



                              CHASEMELLON SHAREHOLDER
                              SERVICES, L.L.C. as Warrant Agent


                              By /s/ Dennis Treibel
                                 ------------------------------
                              Name Dennis Treibel
                                   ----------------------------
                              Title Vice President
                                    ---------------------------































Warrant Agreement
Page 17

                                    EXHIBIT A

                    [FORM OF FACE OF WARRANT CERTIFICATE]

                WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                             KEY TECHNOLOGY, INC.

                               CUSIP
                                     ------------



            This certifies that                            , the registered
                                --------------------------
holder (the "Holder") is entitled to purchase from Key Technology, Inc., an
Oregon corporation (the "Company"),         fully paid and nonassessable shares
                                    -------
of the Company's Common Stock, subject to adjustment as provided herein, at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on
             , 2005, such date being referred to herein as the "Expiration
-------------
Date," upon surrender to the Company's Transfer Agent (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment of the purchase price for the number of shares for which this Warrant is being exercised times a per-share purchase price of $15.00 per share (referred to herein as the stock purchase price). The per-share stock purchase price and the number of shares purchasable hereunder are subject to adjustment as provided herein.
            This Warrant is subject to the following terms and conditions:

      1.    Exercise; Issuance of Certificates; Payment for Shares.
            ------------------------------------------------------

            1.1 This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date, for all or any part of the shares of Common Stock which may be purchased hereunder. Shares of Common Stock purchased under this Warrant shall be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed Subscription Form attached hereto and payment for such shares. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

            1.2 Net Issue Exercise. Notwithstanding any provisions herein to the
                ------------------
contrary, if the fair market value of one share of the Company's Common Stock is greater than the stock purchase price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the company together with the properly endorsed Subscription Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                          A

            Where X =   the number of shares of Common Stock to be issued to
                        the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

                  A = the Closing Price (as defined in the Warrant Agreement) of one share of the Company's Common Stock, as applicable (at the date of such calculation)

                  B =   Exercise Price (as defined in the Warrant
                        Agreement) (as adjusted to the date of such calculation)


      2.    Shares to be Fully Paid; Reservation of Shares.
            ----------------------------------------------

            The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, a sufficient number of shares of authorized but unissued Common Stock will be reserved to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Company's Common Stock or this Warrant may be listed.

      3.    Adjustment of Stock Purchase Price and Number of Shares.
            -------------------------------------------------------

            In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the stock purchase price in effect immediately prior to such subdivisions shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the stock purchase price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the stock purchase price, the Holder of this Warrant shall thereafter be entitled to purchase, at the stock purchase price resulting from such adjustment, the number of shares obtained by multiplying the stock purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the stock purchase price resulting from such adjustment.

            Upon any adjustment of the stock purchase price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President or Chief Financial Officer and shall state the stock purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4.    Notice of Certain Events.
            ------------------------

            If at any time:

                 (a) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                 (b) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                 (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which a shareholder shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which shareholders shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up, conversion or public offering, as the case may be.

      5.    No Voting or Dividend Rights.
            ----------------------------

            Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

      6.    Fractional Shares.
            -----------------

            No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value per share.

      7.    Right of Redemption.
            -------------------

            The Holder shall at all times prior to the Expiration Date and except to the extent exercised have the right to require the Company to redeem this Warrant for cash at a price equal to $10.00 for each whole share of Company Common Stock that may be purchased under this Warrant. Upon any surrender for redemption, any fractional share interests represented by this Warrant will be redeemed for cash. To exercise this right of redemption, the Holder shall surrender this Warrant, properly endorsed, to the Company's Transfer Agent, together with the completed form of redemption notice attached hereto.

      8.    Warrant Agreement.
            -----------------

            This Warrant Certificate is subject to all of the terms, provisions
and conditions of the Warrant Agreement, dated as of             , 2000 (the
                                                     ------------
"Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly
executed by its officers, thereunto duly authorized, this     day of
                                                          ---
           , 2000.
-----------

                                    KEY TECHNOLOGY, INC.


                                    By
                                      ---------------------
                                         Thomas C. Madsen
                                         President

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]



                                SUBSCRIPTION FORM

                   To Be Executed by the Registered Holder
                   in Order to Exercise or Redeem Warrants

(Check One)

            [ ] The undersigned Registered Holder hereby irrevocably elects to
purchase          Warrant Shares represented by this Warrant Certificate, and
         ---------
requests that certificates for such securities shall be issued in the name of

            [ ] The undersigned Registered Holder, pursuant to Section 5.2 of the Warrant Agreement dated as of by and between Key Technology, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C (the "Warrant
Agreement"), hereby irrevocably elects to exchange          Warrants represented
                                                   --------
by this Warrant Certificate for such number of Warrant Shares as are obtained by applying the provisions of Section 5.2 of the Warrant Agreement, and requests that certificates for such securities shall be issued in the name of

            [ ] The undersigned Registered Holder, pursuant to Section 16.1 of the Warrant Agreement and Section 7 of the Warrant Certificate, hereby
irrevocably (i) elects to have       Warrants redeemed by the Company for cash
                               -----
at a price of $10.00 for each whole share of Company Common Stock that may be purchased under the portion of the Warrant being redeemed, (ii) surrenders such Warrants and all right, title and interest therein and (iii)directs that promptly after the Company's receipt of this notice the cash amount deliverable upon exercise of this redemption right be delivered to the address specified below. The undersigned also hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Warrants, free and clear of the rights of or interest of any other person or entity, (b) has the full right, power and authority to surrender for redemption such Warrants as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such surrender for redemption.

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


          ---------------------------------------------------------
          ---------------------------------------------------------
          ---------------------------------------------------------
          ---------------------------------------------------------
                   [please print or type name and address]
and be delivered to

          ---------------------------------------------------------
          ---------------------------------------------------------
          ---------------------------------------------------------
          ---------------------------------------------------------
                   [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. Specify the name of the NASD member below. If not solicited by an NASD member, please write "unsolicited" in the space below.


                                    ------------------------------------
                                    (Name of NASD Member)


Dated:                               X
      ------------------------        -----------------------------------

                                      -----------------------------------

                                      -----------------------------------
                                      Address


                                      -----------------------------------
                                      Taxpayer Identification Number


                                      -----------------------------------
                                      Signature Guaranteed


                                      -----------------------------------

                                   ASSIGNMENT

                   To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED,                                                 hereby
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sells, assigns and transfers unto


          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


          ---------------------------------------------------------
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                   [please print or type name and address]

                        of the Warrants represented by this Warrant
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Certificate, and hereby irrevocably constitutes and appoints
                                                             ------------------

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Attorney to transfer this Warrant Certificate on the books of the Company,  with full power of substitution in the premises.

Dated:                                  X
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                                          Signature Guaranteed


                                         -----------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

Pouch 16
004002\00131\353987 V001